For more information, contacts:
John Figone — US Dataworks (713) 934-3855 ext. 250 Terrie James – media contact
FOR IMMEDIATE RELEASE
(713) 412-2052 tjames@nextpagecom.com Ken Dennard – investor contact (713) 529-6600 ksdennard@drg-e.com
US Dataworks Signs License and Services Contract with Top Financial Services Company
And Raises Revenue and Earnings Guidance
     HOUSTON, TX – August 30, 2005 – US Dataworks, Inc. (Amex: UDW), a leading developer of payment processing software, announced today that it has completed the execution of integrated license, maintenance and services agreements with an existing customer that is one of the nation’s largest financial services companies.
     Clearingworks™, US Dataworks’ integrated electronic transaction processing platform, will process all payments received by the financial services company, including mailed remittances, Internet payments, telephone payments and transactions captured at worldwide remote offices. Clearingworks promises to improve the financial services company’s collection process by providing faster funds availability and lower per transaction costs, and because Clearingworks recognizes all NACHA transaction types and Check 21 clearing methodologies, the platform is able to provide “Best Fit Clearing” and “Least Cost Routing.”
     “By examining each step of the transaction process, we have developed a more technologically-advanced payment solution,” said Terry Stepanik, president and COO of US Dataworks. “This new contract confirms that Clearingworks, with Real-Time Web Enablement and superior flexibility and scalability, offers remittance processors a better solution for today’s complex transaction environment that cannot be matched by legacy remittance systems.”

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US Dataworks Signs Contract (Pg. 2)
     “The license and maintenance agreement has a 10 year term. The services agreement is a time-and-materials based contract that is estimated to be completed over an 18 month period. The combined agreements provide revenues to US Dataworks of approximately $7.0 million” stated John Reiland, CFO of US Dataworks.
     “As a result of these agreements, we are raising our guidance for the fiscal second quarter ending September 30, 2005 and for the current fiscal year ending March 31, 2006. We expect revenues for the second quarter of fiscal 2006 to range from $2.2 million to $2.4 million and earnings per share to be approximately $0.01 to $0.02 per share. For the full fiscal year ending March 31, 2006, we expect revenues to range from $6.0 million to $6.5 million and loss per share to be between ($0.03) and ($0.04),” concluded Reiland.
     US Dataworks is a developer of payment processing solutions, focused on the financial services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks. For more information, visit the company’s website at www.usdataworks.com.
     Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to the Company’s belief that it shall process all of the financial services company’s payments and the amounts of revenues anticipated to be received upon the final satisfaction of the aforementioned agreements are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, satisfactory performance under the license, maintenance and services agreements referred to herein, the Company’s position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB for the period ended March 31, 2005 and its quarterly report on Form 10-QSB for the period ended June 30, 2005. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.
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